SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report (Date of earliest event reported):
August 12, 2005 (August 11, 2005)
Central Parking Corporation
(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)
2401 21st Avenue South, Suite 200 Nashville, TN 37212
(Address of principal executive offices)
(615) 297-4255
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address,
if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1 FOURTH AMENDMENT TO CREDIT AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     On August 11, 2005, Central Parking Corporation (the “Company”) entered into the Fourth Amendment to Credit Agreement among Central Parking Corporation, et. al and Bank of America, N.A., et. al. (the “Amendment”), that modified the terms of the Company’s Credit Agreement dated February 8, 2003, among the Company, Bank of America, N.A. as administrative agent and the other lender parties thereto, as amended.
     The terms of the Amendment authorize the Company to effect the buy-back of its capital stock in an amount not to exceed $75,000,000. The Amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On August 11, 2005, Central Parking Corporation issued a press release attached hereto as Exhibit 99.1 announcing its commencement of a Dutch Auction Tender Offer.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits

Number	Exhibit
10.1	Fourth Amendment to Credit Agreement dated August 11, 2005, among Central Parking Corporation, et. al and Bank of America, N.A., et. al.

99.1	Press release dated August 11, 2005.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr.
Senior Vice President and General Counsel

Date: August 12, 2005

Exhibit Index

Exhibit No.
10.1	Fourth Amendment to Credit Agreement dated August 11, 2005, among Central Parking Corporation, et. al and Bank of America, N.A., et. al.

99.1	Press release dated August 11, 2005.